Exhibit 10.7 Exclusive Product Licensing Agreement with Collbrook Strategies Limited Partnership

              EXCLUSIVE PRODUCT LICENSE AND DISTRIBUTION AGREEMENT

This Agreement is entered into by and between Collbrook Strategies Limited Partnership, ("Licensor") and Capital Market Mentors, Inc., a subsidiary of Force 10 Trading, Inc. ("Parent"), with an address of 11781 S. Lone Peak Parkway, Suite 230, Draper, Utah 84020 ("Licensee") and

RECITALS:

Whereas, Licensor is the sole owner and developer of an Educational Program designed to teach and train individuals about investing in equities, options and futures contracts (the "Product") attached hereto as Exhibit A; and

Whereas, Licensor has copyrighted the Product and is not currently licensing the Product to any other party; and

Whereas, Licensor desires to grant an exclusive right to license, market and distribute the Product to Licensee.

Now Therefore, the parties, intending to be bound hereby, agree as follows:

         I.       GRANT OF LICENSE.

Licensor hereby grants to Licensee an exclusive license to copy and reproduce in print or electronic methods the Product as licensed hereunder, and to copy, sell, license or otherwise transfer or distribute the Product on an exclusive basis. Said License shall include the right to use all or part of the Product in any reasonable form that Licensee desires.

         II.      TERM.

The term of this Agreement shall be for a period of seven (7) years from the date of execution.

         III.     ROYALTY FEE.

As consideration for entering into this Agreement, Licensee shall pay Licensor a fee equal to five percent (5%) of all gross sales of the Product. Such royalty fee shall be calculated as gross sales, net of refunds, on sales of the Product to unrelated third parties. To the extent that the Product is packaged and sold together with other goods and services offered by Licensee, the royalty fee shall be calculated as a ratio of the retail price of the Product on a stand-alone basis compared with the retail price of all the goods and services packaged together, including the Product.

         IV.      PRODUCT DESCRIPTION.

The Product is a 22 lesson that outlines and details a personal mentoring educational program (the "Program"). Purchasers of the Product generally will work through the Program with a professional trader who acts as an employee or agent of the Licensee. The first 11 sessions are designed to educate clients to trade stocks and consistently make trading profits. The sections of the first block of lessons include: Market Basics, Order types/Short selling, Fundamental Analysis, Technical Analysis, Risk Management and System trading. The second set of 11 sessions teaches about options and direct access trading. The complete Program is attached to this Agreement as Exhibit A.

Changes made to the Product by the Licensor, Licensee or any other party will become the exclusive property and copyright of the Licensor and will become subject to this Agreement.

Additional products developed by Licensor, individually or jointly with Licensee, shall also be subject to the terms and conditions of this Agreement.

         V.       OWNERSHIP.

Subject to the license granted under this Agreement, all right, title and interest in the Product licensed hereunder shall belong to the Licensor and Licensee shall not have any rights, title and/or interest other than that provided in this License Agreement. Licensor shall retain copyright and ownership of any changes, maintenance, upgrades, customization, marketing and promotional materials not completed by Licensor or undertaken by Licensee.

         VI.      LICENSEE'S OBLIGATIONS.

Licensee shall be obligated to perform hereunder as follows:

                  (A) To copy, package and actively market the Product under the name Capital Market Mentors or such other name as Licensee deems desirable.

                  (B) Acquire distribution for and sale of the Product through any reasonable, economically viable and available marketing and distribution vehicles.

                  (C) Provide ongoing support and maintenance to purchasers of the Product, including providing such purchasers with coaches (mentors).

         VII.     LICENSOR'S OBLIGATIONS.

Licensor shall be obligated to perform hereunder as follows:

                  (A) Provide to Licensee a hard copy print out and electronic format version of the Product.

                  (B) To the extent necessary or required by Licensee, provide technical advice to Licensee to enable Licensee to improve Product, create ancillary components or provide support and maintenance to customers.

         VIII.    ADDITIONAL TERMS AND CONDITIONS.

Other terms and conditions of the Agreement that both Parties have agreed to and have determined are material to this Agreement are as follows:

                  (A) BOARD OF DIRECTORS APPOINTMENTS. Immediately upon the closing of the transaction, Jeff Collings and Micah Brooks will be appointed to the Board of Directors of Capital Market Mentors, Inc. ("CMM").

                  (B) OFFICER ELECTIONS. After the appointment of Mr. Collings and Mr. Brooks to the Board of Directors of CMM they shall be elected as Co-Presidents of CMM.

         IX.      EFFECTIVE DATE.

The effective date of this Agreement shall be the date of execution of this Agreement as noted next to the signature lines below.

         X.       TERMINATION.

Upon material default by either party, the non-defaulting party must provide written notice to the party in default within sixty (60) days of said event of default of its intent to terminate this Agreement and the reason(s) therefore. The defaulting party shall have thirty (30) days from the date of receipt of said notice of intent to terminate to cure said default. In the event that the defaulting party substantially cures said default, this Agreement shall remain in full force and effect. In the event that the defaulting party fails to cure said default within thirty (30) days, then this Agreement shall terminate. Upon termination, neither party shall have the right to market or distribute the other party's work product, and a final accounting shall be conducted. Should this Agreement be terminated due to default by Licensor as a result of Licensor licensing product to another party or otherwise selling the Product in any other means, Licensor shall refund all Royalty Fees paid by Licensee under this Agreement.

         XI.      LIMITATIONS OF LIABILITY BETWEEN LICENSOR AND LICENSEE.

In no event shall either party be liable to the other for incidental, indirect, special or consequential damages, or for lost profits, savings or revenues of any kind, or for lost data or downtime, regardless of being advised of the possibility of such damages. The cumulative liability of both parties for all claims relating to the Product or this Agreement, regardless of the form of action, whether in contract or in tort, including negligence, strict liability or otherwise, shall not exceed the total of all proceeds from the Product.

         XII.     NOTICES.

All notices required hereunder shall be forwarded as follows:

Licensee:
Jon H. Marple
Capital Market Mentors, Inc.
c/o Force 10 Trading, Inc.
11781 S. Lone Peak Parkway, Suite 230
Draper, Utah 84020

Jeff Collings & Micah Brooks
Collbrook Strategies Limited Partnership

         XIII.    GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         XIV.     ENTIRE AGREEMENT.

This Agreement shall constitute the entire agreement between the parties. Any modifications or amendments hereto shall be in writing and executed by the party to be charged.

                             SIGNATURE PAGE FOLLOWS


LICENSEE                                     LICENSOR

CAPITAL MARKET MENTORS, INC.                 COLLBROOK STRATEGIES
                                             LIMITED PARTNERSHIP


 /S/ JON H. MARPLE                           /S/ JEFF COLLINGS
 ---------------------------                 ----------------------------------
 By:  Jon H. Marple                          By:  Jeff Collings, Partner


Date:                                        Date:
     -----------------------------                -----------------------------



                                              /S/ MICAH BROOKS
                                              ----------------------------------
                                              By:  Micah Brooks, Partner


                                              Date:
                                                   -----------------------------